Exhibit 99.1

                Greif Reports Fourth Quarter and Fiscal 2023 Results
DELAWARE, Ohio (December 6, 2023) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, today announced fourth quarter and fiscal 2023 results.
Fourth Quarter Results Include (all results compared to the fourth quarter 2022 unless otherwise noted):
•Net income of $67.8 million or $1.16 per diluted Class A share compared to net income of $99.5 million or $1.67 per diluted Class A share. Net income, excluding the impact of adjustments(1), of $90.9 million or $1.56 per diluted Class A share compared to net income, excluding the impact of adjustments, of $109.0 million or $1.83 per diluted Class A share.
•Adjusted EBITDA(2) of $199.2 million, a decrease of $19.5 million, compared to Adjusted EBITDA of $218.7 million.
•Net cash provided by operating activities decreased by $83.1 million to $203.5 million. Adjusted free cash flow(3) decreased by $98.3 million to $136.2 million.
Fiscal Year Results Include (all results compared to the fiscal year 2022 unless otherwise noted):
•Net income of $359.2 million or $6.15 per diluted Class A share compared to net income of $376.7 million or $6.30 per diluted Class A share. Net income, excluding the impact of adjustments, of $358.7 million or $6.14 per diluted Class A share compared to net income, excluding the impact of adjustments, of $471.2 million or $7.87 per diluted Class A share.
•Adjusted EBITDA of $818.8 million, a decrease of $98.7 million, compared to Adjusted EBITDA of $917.5 million.
•Net cash provided by operating activities decreased by $8.0 million to $649.5 million. Adjusted free cash flow decreased by $25.1 million to $481.2 million.
•Total debt increased by $299.0 million to $2,215.1 million related to acquisitions closed during the year. Net debt(4) increased by $265.2 million to $2,034.2 million. The Company's leverage ratio(5) increased to 2.2x from 1.73x and also from 2.17x sequentially, which is within our targeted leverage ratio range of 2.0x - 2.5x.
•The Company increased its quarterly dividend by 4% during the year, paying a record $116.5 million in cash dividends to stockholders in fiscal 2023.
Strategic Actions and Announcements
•Completed acquisition of 100% ownership interest in Reliance Products, Ltd., a leading producer of high-performance barrier and conventional blow molded jerrycans and small plastic containers in Canada, as of October 1, 2023.
•Signed definitive agreement to acquire 100% ownership interest in Ipackchem Group SAS, a global leader in premium barrier and non-barrier jerrycans and small plastic containers, from an affiliate of SK Capital Partners, in a cash transaction valued at $538(8) million. The transaction will be funded through available capacity in the Company’s existing credit facilities and is expected to close by the end of the second quarter of the Company’s 2024 fiscal year, subject to various closing conditions, including governmental and regulatory clearances.

Exhibit 99.1

CEO Commentary

“I am deeply proud of our team and the results they delivered in fiscal 2023, in the face of market headwinds, which persisted over the balance of the year. Facing this historic volume adversity, our team worked collaboratively to take necessary and decisive action to deliver exceptional value for our customers and our shareholders. As a result of that work, I am pleased to share that 2023 was the second-best year in Greif’s 146-year history for recorded Adjusted EBITDA and Adjusted Free Cash Flow – a truly remarkable achievement. In addition, during the year we deployed over $550 million towards acquisitions and continued to resource ongoing internal initiatives to bolster our long-term trajectory and enhance shareholder value. As we continue to invest and advance our Build to Last strategy, I am humbled by our team’s execution and commitment, and excited about Greif's future as we look ahead through 2024.”

Build to Last Mission Progress

Customer satisfaction is a key component of our mission to Deliver Legendary Customer Service. Our consolidated CSI(6) score was 93.1 at the end of the fourth quarter 2023. Paper Packaging & Services CSI score was 92.6, and Global Industrial Packaging CSI score was 93.7. Additionally, we have recently completed our thirteenth wave NPS(7) survey, receiving feedback from nearly five thousand customers globally for a net score of 68, a five percent improvement over the previous year survey which solidifies Greif as a leader in customer service within the manufacturing industry. We thank our customers for their continued feedback which is critical to helping us achieve our vision to be the best performing customer service company in the world, and we are proud to continue to earn positive feedback from our customers throughout a difficult global operating environment.
(1)    Adjustments that are excluded from net income before adjustments and from earnings per diluted Class A share before adjustments are restructuring charges, acquisition and integration related costs, non-cash asset impairment charges, non-cash pension settlement charges, and (gain) loss on disposal of properties, plants, equipment and businesses, net.
(2)     Adjusted EBITDA is defined as net income, plus interest expense, net, plus debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash asset impairment charges, plus non-cash pension settlement charges, plus (gain) loss on disposal of properties, plants, equipment and businesses, net.
(3)    Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for integration related Enterprise Resource Planning ("ERP") systems and equipment, plus cash paid for debt issuance costs, plus cash proceeds redeployment related to replacement of non-operating corporate asset, plus cash paid for taxes related to Tama, Iowa mill divestment.
(4)    Net debt is defined as total debt less cash and cash equivalents.
(5)    Leverage ratio for the periods indicated is defined as net debt divided by trailing twelve month EBITDA, each as calculated under the terms of the Company's Second Amended and Restated Credit Agreement dated as of March 1, 2022, filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2022 (the "2022 Credit Agreement").
(6)    Customer satisfaction index ("CSI") tracks a variety of internal metrics designed to enhance the customer experience in dealing with Greif.
(7)    Net Promoter Score ("NPS") is derived from a survey conducted by a third party that measures how likely a customer is to recommend Greif as a business partner. NPS scores are calculated by subtracting the percentage of detractors a business has from the percentage of its promoters.
(8)    Transaction value translated based on 1.05/1.00 EUR to USD exchange rate as of October 18, 2023, as disclosed in our press release dated October 31, 2023.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement and should be read together with our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Exhibit 99.1

Segment Results (all results compared to the fourth quarter of 2022 unless otherwise noted)
Net sales are impacted mainly by the volume of primary products(9) sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the fourth quarter of 2023 as compared to the prior year quarter for the business segments with manufacturing operations. Net sales from Lee Container, Centurion Container, ColePak and Reliance’s primary products are not included in the table below, but will be included in their respective segments starting in the first fiscal quarter for Lee Container, second fiscal quarter for Centurion Container and fourth fiscal quarter for ColePak and Reliance.

Net Sales Impact - Primary Products	Global Industrial Packaging	Paper Packaging & Services
Currency Translation	(2.2)%	—%
Volume	(10.1)%	(5.0)%
Selling Prices and Product Mix	(6.6)%	(9.9)%
Total Impact of Primary Products	(18.9)%	(14.9)%
Global Industrial Packaging
Net sales decreased by $103.9 million to $721.0 million primarily due to lower volumes and lower average selling prices as a result of contractual price adjustment mechanisms.

Gross profit increased by $1.9 million to $154.4 million due to lower raw material costs, largely offset by the same factors that impacted net sales.

Operating profit increased by $7.6 million to $75.1 million primarily due to the same factors that impacted gross profit. Adjusted EBITDA increased by $8.2 million to $104.2 million primarily due to the same factors that impacted gross profit.

Paper Packaging & Services
Net sales decreased by $84.0 million to $581.6 million primarily due to lower volumes and lower average selling prices due to lower published containerboard and boxboard prices.

Gross profit decreased by $36.8 million to $118.8 million. The decrease in gross profit was primarily due to the same factors that impacted net sales, partially offset by lower old corrugated container and other raw material input costs, as well as lower transportation and manufacturing costs.

Operating profit decreased by $48.1 million to $35.3 million primarily due to the same factors that impacted gross profit, as well as a non-cash impairment charge and restructuring charges related to optimizing and rationalizing operations. Adjusted EBITDA decreased by $28.3 million to $92.5 million primarily due to the same factors that impacted gross profit, partially offset by lower selling, general and administrative costs.

Tax Summary
During the fourth quarter, we recorded an income tax rate of 12.0 percent and a tax rate excluding the impact of adjustments of 14.9 percent. Note that the application of accounting for income taxes often causes fluctuations in our quarterly effective tax rates. For the full year, we recorded an income tax rate of 23.8 percent and a tax rate excluding the impact of adjustments of 23.1 percent.
Dividend Summary
On December 5, 2023, the Board of Directors declared quarterly cash dividends of $0.52 per share of Class A Common Stock and $0.77 per share of Class B Common Stock. Dividends are payable on January 1, 2024, to stockholders of record at the close of business on December 18, 2023.
(9)    Primary products are manufactured steel, plastic and fibre drums; new and reconditioned intermediate bulk containers; linerboard, containerboard, corrugated sheets and corrugated containers, boxboard and tube and core products.

Exhibit 99.1

Company Outlook
Given the deterioration of product demand in the past year and the degree of uncertainty in the forward looking macro-economic environment, we are unable to determine the trajectory of product demand for the upcoming fiscal year. As a result, we are providing only a low-end guidance estimate that is based on the continuation of demand trends reflected in the past year and the current price/cost factors in Paper Packaging and Services. The low-end guidance estimate does not factor in any contribution from the recently announced proposed acquisition of Ipackchem transaction or other near-term actionable opportunities in our M&A pipeline.

(in millions, except per share amounts)	Fiscal 2024 Low-End Guidance Estimate
Adjusted EBITDA	$585
Adjusted free cash flow	$200
Note: Fiscal 2024 net income guidance, the most directly comparable GAAP financial measure to Adjusted EBITDA, is not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses or properties, plants and equipment, net; non-cash asset impairment charges due to unanticipated changes in the business; restructuring-related activities; acquisition and integration related costs; and ongoing initiatives under our Build to Last strategy. No reconciliation of the 2024 low-end guidance estimate of Adjusted EBITDA, a non-GAAP financial measure which excludes restructuring charges, acquisition and integration related costs, non-cash asset impairment charges, and (gain) loss on the disposal of properties, plants, equipment and businesses, net, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in net income, the most directly comparable GAAP financial measure, without unreasonable efforts. A reconciliation of 2024 low-end guidance estimate of adjusted free cash flow to fiscal 2024 forecasted net cash provided by operating activities, the most directly comparable GAAP financial measure, is included in this release.

Exhibit 99.1

Conference Call
The Company will host a conference call to discuss the fourth quarter and fiscal 2023 results on December 7, 2023, at 8:30 a.m. Eastern Time (ET). Participants may access the call using the following online registration link: https://register.vevent.com/register/BI180ac1519c3b41f8a29a8985162f92f6. Registrants will receive a confirmation email containing dial in details and a unique conference call code for entry. Phone lines will open at 8:00 a.m. ET on December 7, 2023. A digital replay of the conference call will be available two hours following the call on the Company's web site at http://investor.greif.com.

Investor Relations contact information

Matt Leahy, Vice President, Corporate Development & Investor Relations, 740-549-6158. Matthew.Leahy@Greif.com

About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision: to be the best performing customer service company in the world. The Company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, flexible products, containerboard, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides filling, packaging and other services for a wide range of industries. In addition, the Company manages timber properties in the southeastern United States. The Company is strategically positioned in over 35 countries to serve global as well as regional customers. Additional information is on the Company's website at www.greif.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023. The Company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) our global operations subject us to political risks, instability and currency exchange that could adversely affect our results of operations, (iii) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (v) we operate in highly competitive industries, (vi) our business is sensitive to changes in industry demands and customer preferences, (vii) raw material, price fluctuations, global supply chain disruptions and increased inflation may adversely impact our results of operations, (viii) energy and transportation price fluctuations and shortages may adversely impact our manufacturing operations and costs, (ix) we may encounter difficulties or liabilities arising from acquisitions or divestitures, (x) we may incur additional rationalization costs and there is no guarantee that our efforts to reduce costs will be successful, (xi) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xii) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xiii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xiv) our business may be adversely impacted by work stoppages and other labor relations matters, (xv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage and general insurance premium and deductible increases, (xvi) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xvii) a cyber-attack or a security breach involving customer, employee, supplier or Company information and data privacy risks and costs of compliance with new regulations may have a material adverse effect on our business, financial condition, results of operations and cash flows, (xviii) we could be subject to changes to our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xix) we have a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations, (xx) changing climate, global climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxi) we may be unable to achieve our greenhouse gas emission reduction targets by 2030, (xxii) legislation/regulation related to environmental and health and safety matters and corporate

Exhibit 99.1

social responsibility could negatively impact our operations and financial performance, (xxiii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, and (xxiv) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws.

The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission.

All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions, except per share amounts)	2023	2022	2023	2022
Net sales	$1,308.4	$1,495.8	$5,218.6	$6,349.5
Cost of products sold	1,032.7	1,185.7	4,072.5	5,064.1
Gross profit	275.7	310.1	1,146.1	1,285.4
Selling, general and administrative expenses	136.8	140.4	549.1	581.0
Acquisition and integration related costs	3.5	2.9	19.0	8.7
Restructuring charges	5.2	2.7	18.7	13.0
Non-cash asset impairment charges	16.9	7.9	20.3	71.0
(Gain) loss on disposal of properties, plants and equipment, net	0.8	—	(2.5)	(8.1)
(Gain) loss on disposal of businesses, net	0.1	2.8	(64.0)	(1.4)
Operating profit	112.4	153.4	605.5	621.2
Interest expense, net	24.8	16.9	96.3	61.2
Non-cash pension settlement charges	3.5	—	3.5	—
Debt extinguishment charges	—	—	—	25.4
Other (income) expense, net	1.4	4.0	11.0	8.9
Income before income tax expense and equity earnings of unconsolidated affiliates, net	82.7	132.5	494.7	525.7
Income tax expense	9.9	31.7	117.8	137.1
Equity earnings of unconsolidated affiliates, net of tax	(0.5)	(1.8)	(2.2)	(5.4)
Net income	73.3	102.6	379.1	394.0
Net income attributable to noncontrolling interests	(5.5)	(3.1)	(19.9)	(17.3)
Net income attributable to Greif, Inc.	$67.8	$99.5	$359.2	$376.7
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$1.19	$1.70	$6.22	$6.36
Class B common stock	$1.78	$2.55	$9.32	$9.53
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$1.16	$1.67	$6.15	$6.30
Class B common stock	$1.78	$2.55	$9.32	$9.53
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	25.5	25.6	25.6	26.3
Class B common stock	21.3	22.0	21.5	22.0
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.0	26.3	26.0	26.6
Class B common stock	21.3	22.0	21.5	22.0

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	October 31, 2023	October 31, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$180.9	$147.1
Trade accounts receivable	659.4	749.1
Inventories	338.6	403.3
Other current assets	190.2	199.9
	1,369.1	1,499.4
LONG-TERM ASSETS
Goodwill	1,693.0	1,464.5
Intangible assets	792.2	576.2
Operating lease assets	290.3	254.7
Other long-term assets	253.6	220.1
	3,029.1	2,515.5
PROPERTIES, PLANTS AND EQUIPMENT, NET	1,562.6	1,455.0
	$5,960.8	$5,469.9
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$497.8	$561.3
Short-term borrowings	5.4	5.7
Current portion of long-term debt	88.3	71.1
Current portion of operating lease liabilities	53.8	48.9
Other current liabilities	294.0	360.9
	939.3	1,047.9
LONG-TERM LIABILITIES
Long-term debt	2,121.4	1,839.3
Operating lease liabilities	240.2	209.4
Other long-term liabilities	548.3	563.2
	2,909.9	2,611.9
REDEEMABLE NONCONTROLLING INTERESTS	125.3	15.8
EQUITY
Total Greif, Inc. equity	1,947.9	1,761.3
Noncontrolling interests	38.4	33.0
	1,986.3	1,794.3
	$5,960.8	$5,469.9

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$73.3	102.6	$379.1	$394.0
Depreciation, depletion and amortization	61.2	51.2	230.6	216.6
Asset impairments	16.9	7.9	20.3	71.0
Pension settlement charges	3.5	—	3.5	—
Deferred income tax expense (benefit)	(27.8)	18.5	(28.7)	13.4
Other non-cash adjustments to net income	15.7	14.1	(13.6)	25.4
Debt extinguishment charges	—	—	—	22.6
Operating working capital changes	57.7	90.1	151.5	(9.3)
Increase (decrease) in cash from changes in other assets and liabilities	3.0	2.2	(93.2)	(76.2)
Net cash (used in) provided by operating activities	203.5	286.6	649.5	657.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	(94.9)	—	(542.4)	—
Purchases of properties, plants and equipment	(77.2)	(64.1)	(213.6)	(176.3)
Proceeds from the sale of properties, plants and equipment and businesses, net of impacts from the purchase of acquisitions	0.6	3.3	113.9	159.5
Payments for deferred purchase price of acquisitions	(0.4)	—	(22.1)	(4.7)
Other	(1.6)	(2.1)	(6.0)	(6.7)
Net cash (used in) provided by investing activities	(173.5)	(62.9)	(670.2)	(28.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt, net	47.6	(139.7)	290.7	(289.1)
Dividends paid to Greif, Inc. shareholders	(29.8)	(29.3)	(116.5)	(111.3)
Payments for debt extinguishment and issuance costs	—	—	—	(20.8)
Payments for share repurchases	—	(11.1)	(63.9)	(71.1)
Forward contract for accelerated share repurchases	—	—	—	(15.0)
Tax withholding payments for stock-based awards	—	—	(13.7)	—
Other	(10.1)	(7.1)	(26.9)	(23.7)
Net cash (used in) provided by for financing activities	7.7	(187.2)	69.7	(531.0)
Effects of exchange rates on cash	(14.5)	(16.9)	(15.2)	(75.8)
Net increase (decrease) in cash and cash equivalents	23.2	19.6	33.8	22.5
Cash and cash equivalents, beginning of period	157.7	127.5	147.1	124.6
Cash and cash equivalents, end of period	$180.9	$147.1	$180.9	$147.1

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2023	2022	2023	2022
Net sales:
Global Industrial Packaging	$721.0	$824.9	$2,936.8	$3,652.4
Paper Packaging & Services	581.6	665.6	2,260.5	2,675.1
Land Management	5.8	5.3	21.3	22.0
Total net sales	$1,308.4	$1,495.8	$5,218.6	$6,349.5
Gross profit:
Global Industrial Packaging	$154.4	$152.5	$634.4	$692.6
Paper Packaging & Services	118.8	155.6	502.5	584.5
Land Management	2.5	2.0	9.2	8.3
Total gross profit	$275.7	$310.1	$1,146.1	$1,285.4
Operating profit:
Global Industrial Packaging	$75.1	$67.5	$334.3	$313.7
Paper Packaging & Services	35.3	83.4	264.1	298.5
Land Management	2.0	2.5	7.1	9.0
Total operating profit	$112.4	$153.4	$605.5	$621.2
EBITDA(10):
Global Industrial Packaging	$96.2	$82.4	$415.7	$383.5
Paper Packaging & Services	70.4	116.9	398.8	439.0
Land Management	2.6	3.1	9.3	11.8
Total EBITDA	$169.2	$202.4	$823.8	$834.3
Adjusted EBITDA(11):
Global Industrial Packaging	$104.2	$96.0	$423.7	$458.2
Paper Packaging & Services	92.5	120.8	386.2	450.5
Land Management	2.5	1.9	8.9	8.8
Total Adjusted EBITDA	$199.2	$218.7	$818.8	$917.5
(10) EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.
(11) Adjusted EBITDA is defined as net income, plus interest expense, net, plus debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash asset impairment charges, plus non-cash pension settlement charges, plus gain (loss) on disposal of properties, plants, equipment and businesses, net.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2023	2022	2023	2022
Net income	$73.3	$102.6	$379.1	$394.0
Plus: Interest expense, net	24.8	16.9	96.3	61.2
Plus: Debt extinguishment charges	—	—	—	25.4
Plus: Income tax expense	9.9	31.7	117.8	137.1
Plus: Depreciation, depletion and amortization expense	61.2	51.2	230.6	216.6
EBITDA	$169.2	$202.4	$823.8	$834.3
Net income	$73.3	$102.6	$379.1	$394.0
Plus: Interest expense, net	24.8	16.9	96.3	61.2
Plus: Debt extinguishment charges	—	—	—	25.4
Plus: Income tax expense	9.9	31.7	117.8	137.1
Plus: Other (income) expense, net	1.4	4.0	11.0	8.9
Plus: Non-cash pension settlement charges	3.5	—	3.5	—
Plus: Equity earnings of unconsolidated affiliates, net of tax	(0.5)	(1.8)	(2.2)	(5.4)
Operating profit	112.4	153.4	605.5	621.2
Less: Other (income) expense, net	1.4	4.0	11.0	8.9
Less: Non-cash pension settlement charges	3.5	—	3.5	—
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.5)	(1.8)	(2.2)	(5.4)
Plus: Depreciation, depletion and amortization expense	61.2	51.2	230.6	216.6
EBITDA	$169.2	$202.4	$823.8	$834.3
Plus: Restructuring charges	$5.2	$2.7	$18.7	$13.0
Plus: Acquisition and integration related costs	3.5	2.9	19.0	8.7
Plus: Non-cash asset impairment charges	16.9	7.9	20.3	71.0
Plus: Non-cash pension settlement charges	3.5	—	3.5	—
Plus: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	0.9	2.8	(66.5)	(9.5)
Adjusted EBITDA	$199.2	$218.7	$818.8	$917.5

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(11)
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2023	2022	2023	2022
Global Industrial Packaging
Operating profit	$75.1	$67.5	$334.3	$313.7
Less: Other (income) expense, net	1.7	4.3	12.6	9.5
Less: Non-cash pension settlement charges	3.5	—	3.5	—
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.5)	(1.8)	(2.2)	(5.4)
Plus: Depreciation and amortization expense	25.8	17.4	95.3	73.9
EBITDA	$96.2	$82.4	$415.7	$383.5
Plus: Restructuring charges	—	2.8	4.2	9.1
Plus: Acquisition and integration related costs	3.4	0.1	12.2	0.4
Plus: Non-cash asset impairment charges	0.4	7.0	1.9	69.4
Plus: Non-cash pension settlement charges	3.5	—	3.5	—
Plus: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	0.7	3.7	(13.8)	(4.2)
Adjusted EBITDA	$104.2	$96.0	$423.7	$458.2
Paper Packaging & Services
Operating profit	$35.3	$83.4	$264.1	$298.5
Less: Other (income) expense, net	(0.3)	(0.3)	(1.6)	(0.6)
Plus: Depreciation and amortization expense	34.8	33.2	133.1	139.9
EBITDA	$70.4	$116.9	$398.8	$439.0
Plus: Restructuring charges (income)	5.2	(0.1)	14.5	3.9
Plus: Acquisition and integration related costs	0.1	2.8	6.8	8.3
Plus: Non-cash asset impairment charges	16.5	0.9	18.4	1.6
Plus: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	0.3	0.3	(52.3)	(2.3)
Adjusted EBITDA	$92.5	$120.8	$386.2	$450.5
Land Management
Operating profit	$2.0	$2.5	$7.1	$9.0
Plus: Depreciation, depletion and amortization expense	0.6	0.6	2.2	2.8
EBITDA	$2.6	$3.1	$9.3	$11.8
Plus: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	(0.1)	(1.2)	(0.4)	(3.0)
Adjusted EBITDA	$2.5	$1.9	$8.9	$8.8
Consolidated EBITDA	$169.2	$202.4	$823.8	$834.3
Consolidated Adjusted EBITDA	$199.2	$218.7	$818.8	$917.5
(12)Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash asset impairment charges, plus non-cash pension settlement charges, plus (gain) loss on disposal of properties, plants, equipment and businesses, net. However, because the Company does not calculate net income by segment, this table calculates adjusted EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of consolidated adjusted EBITDA, is another method to achieve the same result.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(13)
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2023	2022	2023	2022
Net cash provided by operating activities	$203.5	$286.6	$649.5	$657.5
Cash paid for purchases of properties, plants and equipment	(77.2)	(64.1)	(213.6)	(176.3)
Free Cash Flow	$126.3	$222.5	$435.9	$481.2
Cash paid for acquisition and integration related costs	3.5	2.9	19.0	8.7
Cash paid for integration related ERP systems and equipment(14)	1.0	1.7	4.6	6.2
Cash paid for debt issuance costs(15)	—	—	—	2.8
Cash proceeds redeployment related to replacement of non-operating corporate asset(16)	—	7.4	—	7.4
Cash paid for taxes related to Tama, Iowa mill divestment	5.4	—	21.7	—
Adjusted Free Cash Flow	$136.2	$234.5	$481.2	$506.3
(13)Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, net, plus cash paid for integration related ERP systems and equipment, plus cash paid for debt issuance costs, plus cash proceeds redeployment related to replacement of non-operating corporate asset, plus cash paid for taxes related to Tama, Iowa mill divestment.
(14) Cash paid for integration related ERP systems and equipment is defined as cash paid for ERP systems and equipment required to bring the acquired facilities to Greif’s standards.
(15) Cash paid for debt issuance costs is defined as cash payments for debt issuance related expenses included within net cash used in operating activities.
(16) Cash proceeds redeployment related to replacement of non-operating corporate asset is defined as cash payments to reinvest in a similar, newer non-operating corporate asset using proceeds from the sale of the previous, older non-operating corporate asset of approximately the same amount. This payment is included within cash paid for purchases of properties, plants and equipment under net cash used in investing activities.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE, AND TAX RATE BEFORE ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Noncontrolling Interest	Net Income Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three Months Ended October 31, 2023	$82.7	$9.9	$(0.5)	$5.5	$67.8	$1.16	12.0%
Restructuring charges	5.2	1.2	—	—	4.0	0.08
Acquisition and integration related costs	3.5	0.8	—	—	2.7	0.04
Non-cash asset impairment charges	16.9	4.1	—	—	12.8	0.22
Non-cash pension settlement charges	3.5	0.2	—	—	3.3	0.06
(Gain) loss on disposal of properties, plants, equipment and businesses, net	0.9	0.6	—	—	0.3	—
Excluding Adjustments	$112.7	$16.8	$(0.5)	$5.5	$90.9	$1.56	14.9%

Three Months Ended October 31, 2022	$132.5	$31.7	$(1.8)	$3.1	$99.5	$1.67	23.9%
Restructuring charges	2.7	0.4	—	—	2.3	0.04
Acquisition and integration related costs	2.9	0.8	—	—	2.1	0.04
Non-cash asset impairment charges	7.9	5.6	—	—	2.3	0.03
(Gain) loss on disposal of properties, plants, equipment and businesses, net	2.8	—	—	—	2.8	0.05
Excluding Adjustments	$148.8	$38.5	$(1.8)	$3.1	$109.0	$1.83	25.9%

Twelve Months Ended October 31, 2023	$494.7	$117.8	$(2.2)	$19.9	$359.2	$6.15	23.8%
Restructuring charges	18.7	4.4	—	0.1	14.2	0.25
Acquisition and integration related costs	19.0	4.6	—	—	14.4	0.24
Non-cash asset impairment charges	20.3	4.9	—	—	15.4	0.26
Non-cash pension settlement charges	3.5	0.2	—	—	3.3	0.06
(Gain) loss on disposal of properties, plants, equipment and businesses, net	(66.5)	(18.7)	—	—	(47.8)	(0.82)
Excluding Adjustments	$489.7	$113.2	$(2.2)	$20.0	$358.7	$6.14	23.1%

Twelve Months Ended October 31, 2022	$525.7	$137.1	$(5.4)	$17.3	$376.7	$6.30	26.1%
Restructuring charges	13.0	2.9	—	—	10.1	0.17
Debt extinguishment charges	25.4	6.2	—	—	19.2	0.32
Acquisition and integration related costs	8.7	2.2	—	—	6.5	0.11
Non-cash asset impairment charges	71.0	5.6	—	—	65.4	1.08
(Gain) loss on disposal of properties, plants, equipment and businesses, net	(9.5)	(2.6)	—	(0.2)	(6.7)	(0.11)
Excluding Adjustments	$634.3	$151.4	$(5.4)	$17.1	$471.2	$7.87	23.9%
The impact of income tax expense and noncontrolling interest on each adjustment is calculated based on tax rates and ownership percentages specific to each applicable entity.

Exhibit 99.1

GREIF INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET DEBT
UNAUDITED

(in millions)	October 31, 2023	July 31, 2023	October 31, 2022
Total Debt	$2,215.1	$2,171.5	$1,916.1
Cash and cash equivalents	(180.9)	(157.7)	(147.1)
Net Debt	$2,034.2	$2,013.8	$1,769.0

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
LEVERAGE RATIO
UNAUDITED

Trailing Twelve Month Credit Agreement EBITDA (in millions)	Trailing Twelve Months Ended 10/31/2023	Trailing Twelve Months Ended 7/31/2023	Trailing Twelve Months Ended 10/31/2022
Net income	$379.1	$408.4	$394.0
Plus: Interest expense, net	96.3	88.4	61.2
Plus: Debt extinguishment charges	—	—	25.4
Plus: Income tax expense	117.8	139.6	137.1
Plus: Depreciation, depletion and amortization expense	230.6	220.6	216.6
EBITDA	$823.8	$857.0	$834.3
Plus: Restructuring charges	18.7	16.2	13.0
Plus: Acquisition and integration related costs	19.0	18.4	8.7
Plus: Non-cash asset impairment charges	20.3	11.3	71.0
Plus: Non-cash pension settlement charges	3.5	—	—
Plus: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	(66.5)	(64.6)	(9.5)
Adjusted EBITDA	$818.8	$838.3	$917.5
Credit Agreement adjustments to EBITDA(17)	23.7	13.5	(17.7)
Credit Agreement EBITDA	$842.5	$851.8	$899.8

Adjusted Net Debt (in millions)	For the Period Ended 10/31/2023	Trailing Twelve Months Ended 7/31/2023	For the Period Ended 10/31/2022
Total debt	$2,215.1	$2,171.5	$1,916.1
Cash and cash equivalents	(180.9)	(157.7)	(147.1)
Net debt	$2,034.2	$2,013.8	$1,769.0
Credit Agreement adjustments to debt(18)	(177.4)	(166.3)	(214.2)
Adjusted net debt	$1,856.8	$1,847.5	$1,554.8

Leverage Ratio	2.2x	2.17x	1.73x

(17)Adjustments to EBITDA are specified by the 2022 Credit Agreement and include certain timberland gains, equity earnings of unconsolidated affiliates, net of tax, certain acquisition savings, deferred financing costs, capitalized interest, income and expense in connection with asset dispositions, and other items.
(18)Adjustments to net debt are specified by the 2022 Credit Agreement and include the European accounts receivable program, letters of credit, and balances for swap contracts.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2024 GUIDANCE RECONCILIATION
ADJUSTED FREE CASH FLOW
UNAUDITED

Fiscal 2024 Low-End Guidance Estimate
(in millions)
Net cash provided by operating activities	$331.8
Cash paid for purchases of properties, plants and equipment	(154.0)
Free cash flow	$177.8
Cash paid for acquisition and integration related costs	17.0
Cash paid for integration related ERP systems and equipment	4.0
Cash paid for ongoing initiatives under our Build to Last strategy	1.2
Adjusted free cash flow	$200.0